Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851
MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FOURTH QUARTER AND FULL YEAR 2015 RESULTS

•	Occupancy of 96.1%, Up 60 Basis Points from 3Q15, 180 Basis Points from 4Q14

•	Same Store NOI Grew 5.1% and Cash Rental Rates Were Up 5.0% in 4Q15

•	Increased First Quarter 2016 Dividend 49% to $0.19 Per Share

•	Placed In Service Seven Developments Comprised of 1.8 Million SF with Total Investment of $109.2 Million in 2015

•	Acquired Five Buildings Totaling 1.4 Million Square Feet Plus One Land Parcel for $96.2 Million in 4Q15; $169.2 Million of Acquisitions in 2015

•	Completed $108.3 Million of Asset Sales in 4Q15, $158.4 Million for 2015

•	Started New Build-to-Suit in Atlanta in 4Q15 Totaling 402,000 SF; Estimated Total Investment of $23.3 Million

CHICAGO, February 18, 2016 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the fourth quarter and full year 2015. Diluted net income available to common stockholders per share (EPS) was $0.39 in the fourth quarter, compared to $0.17 a year ago. Full year 2015 diluted net income available to common stockholders was $0.66 per share, compared to $0.42 per share in 2014.

First Industrial’s fourth quarter FFO was $0.37 per share/unit on a diluted basis, compared to $0.32 per share/unit a year ago.

Full year 2015 FFO was $1.27 per share/unit on a diluted basis versus $1.16 per share/unit in 2014. FFO results for the full year 2015 include $0.10 per share related to the mark-to-market and settlement loss on interest rate protection agreements, $0.01 per share of acquisition costs, and $0.04 per share of NAREIT compliant gain.

“2015 was another very successful year for the First Industrial team across all aspects of our business, as reflected in our year-end occupancy of 96.1%, strong same store NOI growth, and increased rental rates,” said Bruce W. Duncan, First Industrial’s chairman, president and CEO. “Through our active portfolio management efforts, we have used the strength of our platform to enhance the long-term cash flow growth profile of our Company.”

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Portfolio Performance – Fourth Quarter 2015

•	In service occupancy was 96.1% at the end of the fourth quarter, compared to 95.5% at the end of the third quarter of 2015, and 94.3% at the end of the fourth quarter of 2014.

•	Tenants were retained in 89.1% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 5.1%. Including lease termination fees, same property NOI also increased 5.1%. Both measures exclude the impact of the $0.4 million portion of a one-time restoration fee recognized in the fourth quarter of 2014.

•	Rental rates increased 5.0% on a cash basis and increased 17.2% on a GAAP basis; leasing costs were $1.97 per square foot.

Common Stock Dividend Increased

The board of directors declared a common dividend of $0.19 per share/unit for the quarter ending March 31, 2016 payable on April 18, 2016 to stockholders of record on March 31, 2016. The new dividend rate represents a 49% increase from the prior rate of $0.1275 per share.

“On the strength of our performance in 2015 and our outlook and business plan for 2016, we increased the first quarter dividend by 49%,” said Scott Musil, chief financial officer. “At this level, we expect our AFFO payout ratio to be approximately 70%, an increase from prior levels driven by growth in taxable income, including the potential impact of taxable gains from targeted asset sales of $150 million to $200 million in 2016.”

Investment and Disposition Activities

In the fourth quarter, the Company:

•	Acquired a two-building portfolio in the I-95 North Corridor of the Baltimore/Washington DC market for $61.9 million, comprised of a 644,000 square-foot distribution center which is 100% leased on a long-term basis and a 349,000 square-foot facility in lease-up.

•	Acquired a two-building, newly completed development in the Southeast submarket of Houston for $25.1 million that is 41% leased.

•	Acquired a 100% leased, 80,000 square-foot facility in Dallas for $6.9 million.

•	Placed in service four buildings comprised of 666,000 square feet, 85% leased on average, with total estimated investment of $49.5 million.

•	Started a build-to-suit development totaling 402,000 square feet in Atlanta, with estimated investment of $23.3 million.

•	Sold 51 buildings comprising 2.8 million square feet plus two land parcels for a total of $108.3 million.

For the full year 2015, the Company:

•	Acquired eight buildings totaling 1.9 million square feet and five land parcels for a total investment of $169.2 million.

•	Placed in service seven buildings, 95% leased on average, totaling 1.8 million square feet with an estimated total investment of $109.2 million.

•	Sold 66 buildings totaling 3.8 million square feet and four land parcels for a total of $158.4 million.

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In the first quarter of 2016 to date, the Company:

•	Started a 63,000 square-foot redevelopment project in the South Bay submarket of Los Angeles, which is pre-leased on a seven-year basis, on the site of a Company-owned 162,000 square-foot asset that is being demolished, with an estimated investment of $17.6 million.

•	Acquired a 100% leased, 126,000 square-foot distribution center in Orlando for $9.3 million.

•	Bought an 11-acre development parcel in the Inland Empire for $1.7 million.

•	Sold a 154,000 square-foot building in Chicago for $5.1 million

“Throughout 2015, we used our platform to invest in high quality developments and acquisitions with attractive long-term cash flow growth prospects using our valuable platform,” said Johannson Yap, chief investment officer. “We expect to continue to self-fund our developments and select acquisitions using proceeds from our targeted sales program and retained free cash flow.”

Outlook for 2016

Mr. Duncan stated, “In 2016, we are focused on making further progress on capturing our cash flow growth opportunities to create value for shareholders. We can do so through the built-in contractual rental rate increases in our leases, lease up of developments and value-add acquisitions, pushing rental rates higher, as well as lowering leasing and capital costs.”

	Low End of Guidance for 2016 (Per share/unit)	High End of Guidance for 2016 (Per share/unit)
Net Income Available to Common Stockholders	0.38	0.48
Add: Real Estate Depreciation/Amortization	1.03	1.03

FFO (NAREIT Definition)	$1.41	$1.51

The following assumptions were used:

•	Average quarter-end in service occupancy of 95.0% to 96.0%. First quarter occupancy may decline by approximately 100 to 125 basis points from year-end 2015 levels due to the typical higher levels of lease rollovers experienced annually in the first quarter as well as a 400,000 square-foot moveout in the Company’s lone Memphis asset.

•	Same-store NOI on a cash basis before termination fees of positive 3% to 5% for the full year.

•	General and administrative expense of approximately $25 million to $26 million.

•	Guidance includes the incremental costs related to the Company’s developments under construction as of December 31, 2015 and the aforementioned redevelopment in Los Angeles commenced in the first quarter of 2016. In total, the Company expects to capitalize $0.01 per share of interest related to these projects in 2016.

•	Guidance reflects the first quarter 2016 payoffs of $160 million of 5.75% unsecured notes and $58 million of secured debt with an interest rate of $7.75%.

•	Other than the above, guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any future investments

•	the $150 million to $200 million of projected property sales, nor any other future property sales,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains or losses, or

•	any future equity issuance.

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A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 65.1 million square feet of industrial space as of December 31, 2015. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2014, as

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well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the SEC.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Friday, February 19, 2016 at 11:00 a.m. EST (10:00 a.m. CST). The conference call may be accessed by dialing (866) 542-2938, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year 2015 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

Contact:	Art Harmon

Vice President, Investor Relations and Marketing

312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Statement of Operations and Other Data:
Total Revenues	$93,207	$90,333	$365,762	$344,599

Property Expenses	(28,966)	(30,000)	(114,628)	(114,499)
General and Administrative	(6,336)	(5,476)	(25,362)	(23,418)
Acquisition Costs	(1,039)	(849)	(1,403)	(960)
Impairment of Real Estate	—	—	(626)	—
Depreciation of Corporate FF&E	(168)	(138)	(688)	(526)
Depreciation and Other Amortization of Real Estate	(28,707)	(28,323)	(113,126)	(111,371)

Total Expenses	(65,216)	(64,786)	(255,833)	(250,774)

Gain (Loss) on Sale of Real Estate	35,822	(83)	48,906	(83)
Interest Income	2	56	61	2,110
Interest Expense	(17,745)	(16,886)	(67,424)	(72,178)
Amortization of Deferred Financing Costs	(868)	(738)	(3,159)	(3,098)
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	(11,546)	—
Loss from Retirement of Debt	—	—	—	(655)

Income from Continuing Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Benefit (Provision)	45,202	7,896	76,767	19,921

Equity in (Loss) Income of Joint Ventures (a)	(6)	(9)	55	3,499
Income Tax Benefit (Provision)	10	(46)	(117)	(238)

Income from Continuing Operations	45,206	7,841	76,705	23,182

Discontinued Operations:
Income Attributable to Discontinued Operations	—	193	—	1,835
Gain on Sale of Real Estate	—	11,505	—	25,988

Income from Discontinued Operations	—	11,698	—	27,823

Net Income	45,206	19,539	76,705	51,005

Net Income Attributable to the Noncontrolling Interest	(1,706)	(758)	(2,903)	(1,895)

Net Income Attributable to First Industrial Realty Trust, Inc.	43,500	18,781	73,802	49,110

Preferred Dividends	—	—	—	(1,019)
Redemption of Preferred Stock	—	—	—	(1,462)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$43,500	$18,781	$73,802	$46,629

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$43,500	$18,781	$73,802	$46,629

Depreciation and Other Amortization of Real Estate	28,707	28,323	113,126	111,371
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	—	158	—	2,388
Impairment of Depreciated Real Estate	—	—	626	—
Noncontrolling Interest	1,706	758	2,903	1,895
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	26	17	117
Non-NAREIT Compliant Gain (b)	(31,012)	(11,505)	(44,022)	(25,988)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	—	(63)	(3,346)

Funds From Operations (NAREIT) (“FFO”) (b)	$42,901	$36,541	$146,389	$133,066

Loss from Retirement of Debt	—	—	—	655
Restricted Stock/Unit Amortization	1,603	1,357	7,177	7,605
Amortization of Debt Discounts / (Premiums) and Hedge Costs	148	148	592	2,072
Amortization of Deferred Financing Costs	868	738	3,159	3,098
Depreciation of Corporate FF&E	168	138	688	526
Redemption of Preferred Stock	—	—	—	1,462
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	11,546	—
NAREIT Compliant (Gain) Loss (b)	(4,810)	83	(4,884)	83
One-Time Restoration Fee (c)	—	(402)	—	(2,638)
Non-Incremental Capital Expenditures (c)	(12,817)	(15,455)	(43,380)	(47,168)
Capitalized Interest and Overhead	(866)	(432)	(2,718)	(1,637)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(765)	(1,403)	(5,795)	(2,576)

Adjusted Funds From Operations (“AFFO”) (b)	$26,430	$21,313	$112,774	$94,548

FIRST INDUSTRIAL REALTY TRUST, INC. Selected Financial Data (Unaudited) (In thousands except per share/Unit data)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$43,500	$18,781	$73,802	$46,629
Interest Expense	17,745	16,886	67,424	72,178
Depreciation and Other Amortization of Real Estate	28,707	28,323	113,126	111,371
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	—	158	—	2,388
Impairment of Depreciated Real Estate	—	—	626	—
Preferred Dividends	—	—	—	1,019
Redemption of Preferred Stock	—	—	—	1,462
Income Tax (Benefit) Provision	(10)	46	117	238
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	11,546	—
Noncontrolling Interest	1,706	758	2,903	1,895
Loss from Retirement of Debt	—	—	—	655
Amortization of Deferred Financing Costs	868	738	3,159	3,098
Depreciation of Corporate FF&E	168	138	688	526
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	26	17	117
NAREIT Compliant (Gain) Loss (b)	(4,810)	83	(4,884)	83
Non-NAREIT Compliant Gain (b)	(31,012)	(11,505)	(44,022)	(25,988)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	—	(63)	(3,346)

EBITDA (b)	$56,862	$54,432	$224,439	$212,325
General and Administrative	6,336	5,476	25,362	23,418
Acquisition Costs	1,039	849	1,403	960
FFO from Joint Ventures (b)	6	(27)	(73)	(406)

Net Operating Income (“NOI”) (b)	$64,243	$60,730	$251,131	$236,297

Weighted Avg. Number of Shares/Units Outstanding - Basic	114,722	114,512	114,709	114,388
Weighted Avg. Number of Shares Outstanding - Basic	110,392	110,118	110,352	109,922

Weighted Avg. Number of Shares/Units Outstanding - Diluted	115,246	114,799	115,138	114,791
Weighted Avg. Number of Shares Outstanding - Diluted	110,916	110,405	110,781	110,325

Per Share/Unit Data:
FFO (NAREIT)	$42,901	$36,541	$146,389	$133,066
Less: Allocation to Participating Securities	(145)	(147)	(473)	(479)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$42,756	$36,394	$145,916	$132,587
Basic/Diluted Per Share/Unit	$0.37	$0.32	$1.27	$1.16

Net Income Available to First Industrial Realty Trust, Inc.‘s Common Stockholders and Participating Securities	$43,500	$18,781	$73,802	$46,629
Less: Allocation to Participating Securities	(153)	(79)	(248)	(175)

Net Income Available to First Industrial Realty Trust, Inc.‘s Common Stockholders	$43,347	$18,702	$73,554	$46,454
Basic Per Share	$0.39	$0.17	$0.67	$0.42
Diluted Per Share	$0.39	$0.17	$0.66	$0.42

Common Dividends/Distributions Per Share/Unit	$0.1275	$0.1025	$0.5100	$0.4100

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,293,968	$3,183,369
Real Estate Held For Sale, Net	2,510	—
Total Assets	2,718,051	2,581,995
Debt	1,442,411	1,349,846
Total Liabilities	1,602,916	1,491,168
Total Equity	$1,115,135	$1,090,827

a) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciated real estate, minus non-NAREIT compliant gain. Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues. A one-time 2014 restoration fee was excluded from both EBITDA and non-incremental capital expenditures for purposes of calculating AFFO.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2015, include all properties owned prior to January 1, 2014 and held as an in-service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2014 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended December 31, 2015 and December 31, 2014, SS NOI before same store adjustments was $58,883 and $57,716, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $1,291 and $(55), respectively. Also, excluded from SS NOI for the quarter ended December 31, 2014 is a one-time restoration fee of $402. Lease termination fees of $225 and $245 for the quarters ended December 31, 2015 and 2014, respectively, should also be excluded in order to calculate SS NOI w/o Termination Fees. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, impairment charges, equity in income and loss from joint ventures, income tax benefit and expense, gains and losses on retirement of debt, sale of real estate, mark-to-market and settlement loss on interest rate protection agreements, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c) A one-time 2014 restoration fee is excluded from the calculation of AFFO. The adjustment also reduced building improvements by $402 and $2,638 for the three and twelve months ended December 31, 2014, respectively.